Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b) (2)
WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

Not Applicable	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

420 Montgomery Street	94163
San Francisco, CA	(Zip code)
(Address of principal executive offices)
Wells Fargo & Company
Law Department, Trust Section
MAC N9305-172
Sixth and Marquette, 17th Floor
Minneapolis, MN 55479
(agent for services)

Newport Corporation
(Exact name of obligor as specified in its charter)

Delaware	94-0849175
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1791 Deere Avenue Irvine, CA	92606
(Address of principal executive offices)	(Zip code)

2.5% SUBORDINATED CONVERTIBLE NOTES DUE 2012
(Title of the indenture securities)

     Item 1. General Information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Treasury Department Washington, D.C. 20230

Federal Deposit Insurance Corporation Washington, D.C. 20429

Federal Reserve Bank of San Francisco San Francisco, CA 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.
Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
None with respect to the trustee.
No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.
Item 15. Foreign Trustee. Not applicable.
Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility. Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect. *

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 3.	A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 4.	Copy of By-laws of the trustee as now in effect. *

Exhibit 5.	Not applicable.

Exhibit 6.	The consents of United States institutional trustees required by Section 321(b) of the Act.

Exhibit 7.	Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on this 19th day of April, 2007.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Maddy Hall

Name: Title:	Maddy Hall Assistant Vice President

Exhibit 6
April 19, 2007
Securities and Exchange Commission
Washington, D.C. 20549
Gentlemen:
In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Maddy Hall

Maddy Hall
Assistant Vice President

Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business December 31, 2006, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$15,071
Interest-bearing balances		1,332
Securities:
Held-to-maturity securities		0
Available-for-sale securities		37,720
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		4,141
Securities purchased under agreements to resell		1,130
Loans and lease financing receivables:
Loans and leases held for sale		33,751
Loans and leases, net of unearned income	252,936
LESS: Allowance for loan and lease losses	2,088
Loans and leases, net of unearned income and allowance		250,848
Trading Assets		3,060
Premises and fixed assets (including capitalized leases)		4,045
Other real estate owned		557
Investments in unconsolidated subsidiaries and associated companies		419
Intangible assets
Goodwill		8,995
Other intangible assets		18,458
Other assets		19,144

Total assets		$398,671

LIABILITIES
Deposits:
In domestic offices		$272,350
Noninterest-bearing	76,347
Interest-bearing	196,003
In foreign offices, Edge and Agreement subsidiaries, and IBFs		39,196
Noninterest-bearing	12
Interest-bearing	39,184
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		4,271
Securities sold under agreements to repurchase		5,631

Dollar Amounts
In Millions
Trading liabilities	2,145
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	7,119
Subordinated notes and debentures	10,164
Other liabilities	17,464

Total liabilities	$358,340

Minority interest in consolidated subsidiaries	61

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,751
Retained earnings	14,549
Accumulated other comprehensive income	450
Other equity capital components	0

Total equity capital	40,270

Total liabilities, minority interest, and equity capital	$398,671

I, Karen B. Nelson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
Karen B. Nelson
Vice President
We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Avid Modijtabai
John Stumpf	Directors
Carrie Tolstedt